AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998
                                                     REGISTRATION NO.  333-53093
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               USA NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                     4833                  59-2712887
 (State of incorporation)       (Primary Standard        (I.R.S. Employer
                                   Industrial             Identification
                           Classification Code Number)        Number)

                              152 WEST 57TH STREET
                               NEW YORK, NY 10019
                                  (212) 314-7300
          (Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

                               --------------------
                              THOMAS J. KUHN, ESQ.
          SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                               NEW YORK, NY 10019
                                  (212) 314-7300
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------------
                                   Copies to:

                             Pamela S. Seymon, Esq.
                         Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                               New York, NY 10019
                                 (212) 403-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 TITLE OF EACH CLASS      AMOUNT        PROPOSED        PROPOSED      AMOUNT OF
                                         MAXIMUM         MAXIMUM
  OF SECURITIES TO        TO BE      OFFERING PRICE     AGGREGATE   REGISTRATION
    BE REGISTERED     REGISTERED (1)    PER SHARE    OFFERING PRICE   FEE (1)(3)
                                                           (2)

================================================================================
Common Stock, $.01
  par value per share   20,599,991         N/A        $482,526,440     $142,345
================================================================================

(1)This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Ticketmaster Group, Inc., an Illinois corporation, in the proposed merger of a wholly owned subsidiary of the Registrant with and into Ticketmaster Group, Inc. and is based on 18,294,841 shares of Ticketmaster Group, Inc. Common Stock outstanding (including vested and unvested options and other securities exchangeable for shares of Ticketmaster Common Stock and excluding shares of Ticketmaster Common Stock owned by the Registrant) on June 23, 1998.

(2)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, on the basis of the market value of Ticketmaster Group, Inc. Common Stock to be received by the Registrant in the proposed merger, calculated in accordance with Rule 457(c) on the basis of the average of the high and low prices reported for such securities by The Nasdaq Stock Market on May 18, 1998 in connection with the initial filing by the Registrant.

(3)Pursuant to Rule 457(b) under the Securities Act, $141,136 of the registration fee was paid on May 1, 1998 in connection with the filing of the preliminary proxy materials and on May 19, 1998 in connection with the initial filing by the Registrant.

--------------------------------------------------

      THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

      The purpose of Amendment No. 2 is to increase the number of Registrant's shares covered by the Registration Statement from 20,424,990 to 20,599,991, due to the granting by Ticketmaster after the date of the initial Registration Statement of additional options to acquire shares of Ticketmaster Common Stock, which upon the merger will become exercisable (when and if vested) for shares of the Registrant's Common Stock. The contents of the Registration Statement (Commission File No. 333-53093), as previously amended, are incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 24, 1998.

                                       USA NETWORKS, INC.

                                       By:/s/ Barry Diller*
                                          --------------------------
                                                 Barry Diller
                                           Chairman of the Board and
                                            Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 24, 1998.

                SIGNATURE                                 TITLE

           /s/ Barry Diller*               Chairman of the Board, Chief
       --------------------------            Executive Officer and Director
             Barry Diller


        /s/ Victor A. Kaufman*             Office of the Chairman, Chief
       --------------------------             Financial Officer and Director
           Victor A. Kaufman                  (Principal Financial Officer)


          /s/ Michael Durney*              Controller (Chief Accounting
       --------------------------            Officer)
            Michael Durney


                                           Director
       --------------------------
             Paul G. Allen


       /s/ Frank J. Biondi, Jr.*           Director
       --------------------------
         Frank J. Biondi, Jr.


       /s/ Edgar Bronfman, Jr.*            Director
       --------------------------
          Edgar Bronfman, Jr.

          /s/ James G. Held*               Director
      --------------------------
           James G. Held


      /s/ Robert W. Matschullat*           Director
      --------------------------
         Robert W. Matschullat


         /s/ Samuel Minzberg*              Director
      --------------------------
            Samuel Minzberg


         /s/ William D. Savoy*             Director
      --------------------------
           William D. Savoy


      /s/ H. Norman Schwarzkopf*           Director
     --------------------------
         H. Norman Schwarzkopf


        /s/ Richard E. Snyder*             Director
     --------------------------
           Richard E. Snyder


*By:    /s/  Thomas J. Kuhn
     --------------------------
            Thomas J. Kuhn
           Attorney-in-fact

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                           DESCRIPTION                          PAGE

    2.1     Agreement and Plan of Merger by and among the
               Registrant, Brick Acquisition Corp. and
               Ticketmaster Group, Inc., dated as of March 20,
               1998 (attached as Appendix A to the Proxy
               Statement/Prospectus contained in the
               Registration Statement).............................

    2.2     Investment Agreement among Universal Studios, Inc.,
               the Registrant, Home Shopping Network, Inc. and Liberty Media Corporation, dated as of October
               19, 1997, as amended and restated as of December
               18, 1997, filed as Appendix A to the Registrant's Definitive Proxy Statement, January 12, 1998, is
               incorporated herein by reference....................

    3.1     Restated Certificate of Incorporation of the
               Registrant, filed as Exhibit 3.1 to the
               Registrant's Form 8-K, February 23, 1998, is
               incorporated herein by reference....................

    3.2     Amended and Restated By-Laws of the Registrant,
               filed as Exhibit 3.1 to the Registrant's Form
               8-K, January 9, 1998, is incorporated herein by
               reference...........................................

    4.1     Form of Specimen Certificate for the Registrant's
               Common Stock, filed as Exhibit 4.6 to the
               Registrant's Form 10-K, December 31, 1997, is
               incorporated herein by reference....................

    5.1     Opinion of Wachtell, Lipton, Rosen & Katz, regarding
               the legality of the securities being issued.........

   *8.1     Opinion of Wachtell, Lipton, Rosen & Katz, regarding
               certain tax matters.................................

   *8.2     Opinion of Shearman & Sterling, regarding certain
               tax matters.........................................

   10.1     Form of Governance Agreement among the Registrant,
               Universal Studios, Inc., Liberty Media
               Corporation and Barry Diller, dated as of October 19, 1997, filed as Appendix B to the Registrant's Definitive Proxy Statement, January 12, 1998, is
               incorporated herein by reference....................

   10.2     Form of Stockholders Agreement among Universal
               Studios, Inc., Liberty Media Corporation, Barry Diller, the Registrant and The Seagram Company
               Ltd., dated as of October 19, 1997, filed as
               Appendix C to the Registrant's Definitive Proxy Statement, January 12, 1998, is incorporated herein by reference.................................

   10.3     Amended and Restated Limited Liability Company
               Agreement of USANi LLC, dated as of February 12, 1998, filed as
               Exhibit 10.59 to the Registrant's Form 10-K, December 31, 1997, is incorporated herein by reference.................................

   10.4     Exchange Agreement dated as of October 19, 1997 by
               and among the Registrant, Universal Studios, Inc.
               (and certain of its subsidiaries) and Liberty
               Media Corporation (and certain of its
               subsidiaries), filed as Exhibit 10.60 to the
               Registrant's Form 10-K, December 31, 1997, is
               incorporated herein by reference....................

   10.5     Cooperation, Non-Competition and Confidentiality
               Agreement by and between the Registrant and
               Fredric D. Rosen, dated March 9, 1998, filed as
               Exhibit 6 to Amendment No. 4 to the Registrant's report on Schedule 13D for Ticketmaster Group,
               Inc., March 23, 1998, is incorporated herein by
               reference...........................................

EXHIBIT
  NUMBER                           DESCRIPTION                          PAGE

   23.1     Consent of Wachtell, Lipton, Rosen & Katz (included
               in Exhibit 5.l and Exhibit 8.1).....................

   23.2     Consent of Shearman & Sterling (included in Exhibit
               8.2)................................................

   23.3     Consent of Deloitte & Touche LLP.......................

   23.4     Consent of Ernst & Young LLP...........................

   23.5     Consent of Ernst & Young LLP...........................

   23.6     Consent of KPMG Peat Marwick LLP.......................

   23.7     Consent of KPMG Peat Marwick LLP.......................

   23.8     Consent of Price Waterhouse LLP........................

   23.9     Consent of Price Waterhouse LLP........................

 *23.10     Consent of Salomon Smith Barney........................

  *24.1     Power of Attorney......................................

  *99.1     Form of Proxy Card.....................................

------------

      *  Previously filed.